UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  Form 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported) February 8, 2000


                      Commission file Number 000-27603

                               PCG MEDIA, INC.
           (Exact Name of Registrant as Specified in its Charter)



Nevada                                               84-1423373
(State of other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification Number)



229 W. Foster Ave
Henderson, NV                                        89015
(Address of principal executive offices)             (Zip Code)




                               (702) 564-2240
               (Registrant's Executive Office Telephone Number)

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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     Pursuant to an Acquisition Agreement and Plan of Merger (the "Merger Agreement") dated as of January 18, 2000 between PCG Media, Inc. ("PCG"), a Nevada corporation, and Home Gambling Network ("HGN"), a California corporation HGN shall merge with and into PCG Subsidiary Corp. ("PCG SUB") a wholly owned subsidiary of PCG and HGN and shall continue as the surviving corporation. Concurrent with the Merger, PCG shall change its name to i2Corp.com. HGN shall remain a wholly owned subsidiary of i2Corp.com.

     A copy of the Merger Agreement and Certificate of Merger are filed as exhibits to this Form 8-K and are incorporated in their entirety herein.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     The consideration exchanged pursuant to the Merger Agreement was negotiated between PCG and HGN.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.   OTHER EVENTS

     Concurrent with the Merger PCG will changes its name to i2Corp.com.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

On February 8, 2000, the Board of Directors made the following changes:

1.   deedee Molnick was elected President
2.   Christopher Paul Almida was elected Vice President
3.   Melvin Molnick was elected Secretary/Treasurer

On February 8, 2000, the following were appointed by the shareholders to serve on the Board of Directors:

1.   deedee Molnick
2.   Christopher Paul Almida
3.   Susanne M. Molnick
4.   Phil D. Anderson
5.   H. Yale Gutnick
6.   Bradley Alan Grieco


ITEM 7.   FINANCIAL STATEMENTS

     No financial statements are filed herewith. The Registrant shall file financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.

ITEM 8.   CHANGE IN FISCAL YEAR

Not applicable.

EXHIBITS

1.1* Agreement and Plan of Merger between PCG Media, Inc and Home Gambling Network, Inc.

1.2* Certificate of Merger between PCG Media, Inc. and Home Gambling Network,
Inc.

1.3* Amended and Restated Articles of Incorporation.
______
*Filed herewith




                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  PCG MEDIA, INC.

                                                  By /s/ deedee Molnick
                                                   deedee Molnick, President


Date: February 8, 2000